Item 77C DWS Core Plus Allocation Fund

Registrant incorporates by reference to its
Proxy Statement filed on January 4,
2008 (SEC Accession No. 0001193125-08-001712).
The Special Meeting of Shareholders of
 DWS Core Plus Allocation Fund (the
"Fund") was held on March 31, 2008 at
 the offices of Deutsche Asset
Management, 345 Park Avenue, New York,
\NY 10154. The following matters
were voted upon by the shareholders of
said Fund (the resulting votes are
presented below):
1.	Election of the Board of Trustees.


Number of Votes:
Trustee
For
Withheld
John W. Ballantine
1,383,222.2083
87,921.6407
Henry P. Becton, Jr.
1,382,231.7741
88,912.0749
Dawn-Marie Driscoll
1,383,168.7741
87,975.0749
Keith R. Fox
1,382,285.2083
88,858.6407
Paul K. Freeman
1,383,222.2083
87,921.6407
Kenneth C. Froewiss
1,383,222.2083
87,921.6407
Richard J. Herring
1,383,222.2083
87,921.6407
William McClayton
1,382,231.7741
88,912.0749
Rebecca W. Rimel
1,382,231.7741
88,912.0749
William N. Searcy, Jr.
1,382,285.2083
88,858.6407
Jean Gleason Stromberg
1,383,222.2083
87,921.6407
Robert H. Wadsworth
1,382,285.2083
88,858.6407
Axel Schwarzer
1,382,285.2083
88,858.6407

The meeting was reconvened on June 13,
 2008, at which time the following
matter was voted upon by the shareholders:
2-B.	Approval of a Subadvisor Approval Policy.
Number of Votes:
For
Against
Abstain
1,124,177.9224
22,628.2260
118,652.7915
The meeting was reconvened again on August 15, 2008,
 at which time the
following matter was voted upon by the shareholders:
4-B.	Approval of Amended and Restated Declaration
of Trust.1
Number of Votes:
For
Against
Abstain
11,587,591.9070
216,856.7774
468,000.8653

1	Because Proposal 4-B was approved
 by the affirmative vote of at least a
majority of the shares entitled to vote,
 but less than two-thirds of the shares
entitled to vote, the Amended and Restated
 Declaration of Trust was approved
except for the provisions that may be deemed to have the effect of diminishing or eliminating voting rights of shareholders, in which case the relevant provisions of the current declaration of trust remain in effect.